Exhibit 99.2

Ocean Power Technologies Receives Funding for PowerBuoy® Deployment in Monterey Bay

Innovative Partnership with Naval Postgraduate School Ushers in New Era of Maritime Technology and Connectivity

MONROE TOWNSHIP, NJ, February 14, 2024 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced that it has received funding from the Naval Postgraduate School (NPS) in Monterey, California, for the year-long deployment of a PowerBuoy® in Monterey Bay.

The PowerBuoy®, integrating OPT’s Maritime Domain Awareness System (MDAS) along with cutting-edge Satellite communication and AT&T 5G technology, will demonstrate its persistent surveillance and communications capacities in a maritime environment. This deployment marks a significant milestone in maritime technology, showcasing the potential of standalone at-sea infrastructure nodes to support the Joint Force’s diverse operational needs.

This project will be an integral part of a series of NPS Field Experimentation exercises. It aims to explore and exploit the value that such autonomous at-sea infrastructure can provide, particularly in enhancing situational awareness and communication capabilities for maritime operations.

Furthermore, this deployment signifies the first installation of AT&T cellular technology on one of OPT’s commercially proven ocean buoys. This advancement is a testament to the ongoing collaboration between OPT and AT&T, which began with the SLAMR initiative at NPS and has now evolved into a focused effort to enable AT&T’s pioneering 5G At Sea initiative.

Philipp Stratmann, CEO of Ocean Power Technologies, commented on this significant collaboration: “We are excited to see our PowerBuoy® technology being used in such a groundbreaking way. This deployment not only demonstrates the versatility and reliability of our systems in challenging marine environments but also marks a significant step in our collaboration with AT&T. It’s a testament to our commitment to innovation and our ability to adapt to the evolving needs of maritime surveillance and communication.”

This initiative is expected to set new standards in maritime technology and communications, paving the way for future advancements in ocean-based platforms and their applications in various fields.

For more information about Ocean Power Technologies and their innovative solutions, please visit our website: Ocean Power Technologies

ABOUT OCEAN POWER TECHNOLOGIES:

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results, including the ultimate efficacy and performance of the integration of the Powerbuoy®, OPT’s Maritime Domain Awareness System Satellite communication and AT&T 5G technology, could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or OPTT@investor.morrowsodali.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com